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EXHIBIT 1

JOINT FILING AGREEMENT

        Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of October 10, 2002.

OAKTREE CAPITAL MANAGEMENT, LLC

By:	/s/ JOHN B. FRANK John B. Frank Managing Director and General Counsel

By:	/s/ RICHARD TING Richard Ting Vice President, Legal

OCM OPPORTUNITIES FUND III, L.P. By: Oaktree Capital Management, LLC, its general partner

By:	/s/ JOHN B. FRANK John B. Frank Managing Director and General Counsel

By:	/s/ RICHARD TING Richard Ting Vice President, Legal

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  EXHIBIT 1
JOINT FILING AGREEMENT